EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES
Fort Lauderdale, Florida

Audited Consolidated Financial Statements

At December 31, 2007 and 2006 and for Each of the
Three Years in the Period Ended December 31, 2007

(Together with Independent Auditors’ Report)

Independent Auditors’ Report

Equitable Financial Group, Inc.
Fort Lauderdale, Florida:

          We have audited the accompanying consolidated balance sheets of Equitable Financial Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of earnings, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ HACKER, JOHNSON & SMITH PA

HACKER, JOHNSON & SMITH PA
Fort Lauderdale, Florida
February 22, 2008

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)

	At December 31,

	2007	2006

Assets

Cash and due from banks	$4,114	5,857
Federal funds sold	1,400	11,100

Total cash and cash equivalents	5,514	16,957

Securities held to maturity	6,743	12,109
Loans, net of allowance for loan losses of $3,147 in 2007 and $2,065 in 2006	162,773	159,264
Premises and equipment, net	424	513
Federal Home Loan Bank stock, at cost	824	310
Federal Reserve Bank stock, at cost	216	216
Accrued interest receivable	755	904
Deferred tax asset	1,113	753
Other assets	580	208

Total assets	$178,942	191,234

Liabilities and Stockholders’ Equity

Deposits:
Noninterest-bearing demand deposits	28,115	35,235
Savings, NOW and money-market deposits	32,625	40,796
Time deposits	69,865	68,781

Total deposits	130,605	144,812

Notes payable	3,929	6,761
Other borrowings	7,164	14,765
Federal Home Loan Bank advances	11,000	—
Official checks	268	1,825
Other liabilities	1,131	421

Total liabilities	154,097	168,584

Commitments (Notes 4, 14 and 16)

Stockholders’ equity:
Common stock, $7 par value, 1,000,000 shares authorized, 537,710 shares issued	3,764	3,764
Additional paid-in capital	3,946	3,946
Retained earnings	17,719	15,524
Treasury stock, at cost (20,850 shares)	(584)	(584)

Total stockholders’ equity	24,845	22,650

Total liabilities and stockholders’ equity	$178,942	191,234

See accompanying notes to consolidated financial statements.

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings
(In thousands)

	Year Ended December 31,

	2007	2006	2005

Interest income:
Loans	$14,196	13,323	10,310
Securities held to maturity	589	439	391
Federal funds sold	318	372	471
Other interest-earning assets	50	44	22

Total interest income	15,153	14,178	11,194

Interest expense:
Deposits	4,508	2,863	1,744
Notes payable	244	567	635
Other borrowings	513	420	96

Total interest expense	5,265	3,850	2,475

Net interest income	9,888	10,328	8,719

Provision for loan losses	1,077	492	210

Net interest income after provision for loan losses	8,811	9,836	8,509

Noninterest income:
Service charges and fees on deposit accounts	709	741	520
Other service charges and fees	176	71	98
Other	27	21	9

Total noninterest income	912	833	627

Noninterest expenses:
Salaries and employee benefits	2,999	2,791	2,571
Occupancy and equipment	1,230	1,380	1,270
Data processing	295	394	307
Professional fees	439	423	388
Printing and office supplies	120	111	123
Telephone expense	105	98	100
Other	691	668	543

Total noninterest expenses	5,879	5,865	5,302

Earnings before income taxes	3,844	4,804	3,834

Income taxes	1,489	1,767	1,469

Net earnings	$2,355	3,037	2,365

See accompanying notes to consolidated financial statements.

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

Years Ended December 31, 2007, 2006 and 2005
(Dollars in thousands)

	Shares of Common Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Treasury Stock	Total

Balances at December 31, 2004	469,049	$3,283	2,436	10,380	(584)	15,515

Net earnings	—	—	—	2,365	—	2,365

Common stock options exercised (including tax benefit of $94)	21,400	150	540	—	—	690

Balances at December 31, 2005	490,449	3,433	2,976	12,745	(584)	18,570

Net earnings	—	—	—	3,037	—	3,037

Dividends	—	—	—	(258)	—	(258)

Common stock options exercised (including tax benefit of $356)	47,261	331	970	—	—	1,301

Balances at December 31, 2006	537,710	3,764	3,946	15,524	(584)	22,650

Net earnings	—	—	—	2,355	—	2,355

Dividends	—	—	—	(160)	—	(160)

Balances at December 31, 2007	537,710	$3,764	3,946	17,719	(584)	24,845

See accompanying notes to consolidated financial statements.

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,

	2007	2006	2005

Cash flows from operating activities:
Net earnings	$2,355	3,037	2,365
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for loan losses	1,077	492	210
Depreciation and amortization	165	185	196
Deferred income tax benefit	(360)	(152)	(145)
Net amortization of premiums and discounts on securities	16	3	3
Amortization of net deferred loan fees	(149)	(141)	(78)
Decrease (increase) in accrued interest receivable	149	(86)	(215)
(Increase) decrease in other assets	(372)	123	62
(Decrease) increase in official checks and other liabilities	(847)	91	1,176
Tax benefit associated with exercise of stock options	—	—	94

Net cash provided by operating activities	2,034	3,552	3,668

Cash flows from investing activities:
Purchases of securities held to maturity	(5,500)	(3,000)	(2,500)
Proceeds from maturities and calls of securities held to maturity	10,850	3,250	500
Net increase in loans	(4,437)	(20,215)	(15,996)
Purchases of premises and equipment, net	(76)	(128)	(150)
Purchase of Federal Home Loan Bank stock	(514)	(19)	(5)
Purchase of Federal Reserve Bank stock	—	(29)	(17)

Net cash provided by (used in) investing activities	323	(20,141)	(18,168)

Cash flows from financing activities:
Net (decrease) increase in deposits	(14,207)	18,609	225
Net (decrease) increase in other borrowings	(7,601)	5,446	5,943
Proceeds from Federal Home Loan Bank advances	11,000	—	—
Net (decrease) increase in notes payable	(2,832)	(5,835)	3,273
Proceeds from exercise of common stock options	—	945	596
Dividends paid	(160)	(258)	—
Tax benefit associated with exercise of stock options	—	356	—

Net cash (used in) provided by financing activities	(13,800)	19,263	10,037

(continued)

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows, Continued
(In thousands)

	Year Ended December 31,

	2007	2006	2005

Net (decrease) increase in cash and cash equivalents	$(11,443)	2,674	(4,463)

Cash and cash equivalents at beginning of year	16,957	14,283	18,746

Cash and cash equivalents at end of year	$5,514	16,957	14,283

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$5,253	3,540	2,462

Income taxes	$1,638	2,120	1,343

Noncash transaction-
Transfer from premises and equipment to other assets	$—	—	137

See accompanying notes to consolidated financial statements.

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

At December 31, 2007 and 2006 and for Each of the
Three Years in the Period Ended December 31, 2007

(1)	Description of Business and Summary of Significant Accounting Policies

Business. Equitable Financial Group, Inc. (the “Holding Company”) is a one bank-holding company. The Holding Company’s principal operations are conducted through its wholly-owned subsidiaries, Equitable Bank (the “Bank”) and Equitable Equity Lending, Inc. (collectively, the “Company”). The Bank is a state-chartered commercial bank and provides a variety of community banking services to small and middle-market businesses and individuals through its five banking offices located in Broward and Miami-Dade Counties, Florida. Equitable Equity Lending, Inc. is engaged primarily in lending to borrowers with higher risk credit profiles.

Basis of Presentation. The accompanying consolidated financial statements include the accounts of the Holding Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. The following summarizes the more significant of these policies and practices:

Use of Estimates. In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and deferred tax assets.

Cash and Cash Equivalents. For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash, balances due from banks and federal funds sold; all of which mature within 90 days.

The Bank is required by law or regulation to maintain cash reserves with the Federal Reserve Bank, in accounts with other banks or in the Bank’s vault. The reserve requirements at December 31, 2007 and 2006 were approximately $563,000 and $1,635,000, respectively.

(continued)

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Description of Business and Summary of Significant Accounting Policies, Continued

Securities. The Company may classify its securities as either trading, held to maturity or available for sale. Trading securities are held principally for resale and recorded at their fair values. Unrealized gains and losses on trading securities are included immediately in earnings. Held-to-maturity securities are those which the Company has the positive intent and ability to hold to maturity and are reported at amortized cost. Available-for-sale securities consist of securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are excluded from earnings and reported in accumulated other comprehensive income. Gains and losses on the sale of available-for-sale securities are recorded on the trade date and are determined using the specific-identification method. Premiums and discounts on securities are recognized in interest income using the interest method over the period to maturity. During 2007 and 2006, the Company’s securities were all classified as held to maturity.

Loans. Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.

Loan origination and commitments fees are deferred and certain direct origination costs are capitalized. Both are recognized as an adjustment of the yield of the related loan.

The accrual of interest on loans is discontinued at the time the loan is ninety days delinquent unless the loan is well collateralized and in process of collection. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

(continued)

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Description of Business and Summary of Significant Accounting Policies, Continued

Allowance for Loan Losses. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For such loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers all other loans and is based on historical loss experience adjusted for qualitative factors.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and commercial real estate loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

Foreclosed Assets. Assets acquired through, or in lieu of, foreclosure, are initially recorded at the lower of fair value or the loan balance plus acquisition costs at the date of foreclosure. After foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in earnings.

(continued)

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Description of Business and Summary of Significant Accounting Policies, Continued

Premises and Equipment. Furniture and fixtures, equipment and leasehold improvements are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization expense are computed using the straight-line method over the estimated useful life of each type of asset or lease term, if shorter.

Advertising. The Company expenses all media advertising as incurred.

Transfer of Financial Assets. Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Income Taxes. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences between revenues and expenses reported for financial statement and those reported for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. Valuation allowances are provided against assets which are not likely to be realized.

The Holding Company and its subsidiaries file a consolidated income tax return. Income taxes are allocated to the Holding Company and its subsidiaries as though separate income tax returns were filed.

Off-Balance-Sheet Financial Instruments. In the ordinary course of business the Company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, unused lines of credit and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded.

Stock Compensation Plans. The Company uses the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment, and will expense the fair value of any stock options granted after December 31, 2005. The measurement and recognition of compensation for all stock-based awards made to employees and directors including stock options is based on estimated fair values. Under the fair value recognition provisions, the Company will recognize stock-based compensation in salaries and employee benefits for officers and employees and in other expense for directors in the consolidated statement of earnings. The expense will be recognized on a straight-line basis over the vesting period. No stock options were granted in 2006 or 2007.

(continued)

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Description of Business and Summary of Significant Accounting Policies, Continued

Fair Values of Financial Instruments. The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument or may not necessarily represent the underlying fair value of the Company. The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

Cash and Cash Equivalents. The carrying amounts of cash and cash equivalents approximate their fair values.

Securities Held to Maturity. Fair values for securities held to maturity are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Federal Home Loan Bank Stock. Federal Home Loan Bank stock is stated at redemption value which approximates fair value.

Federal Reserve Bank Stock. Federal Reserve Bank stock is stated at redemption value which approximates fair value.

Loans. For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed rate loans are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Accrued Interest Receivable. The carrying amount of accrued interest receivable approximates fair value.

Deposit Liabilities. The fair values disclosed for demand, NOW, money market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities of time deposits.

(continued)

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Description of Business and Summary of Significant Accounting Policies, Continued

Fair Values of Financial Instruments, Continued.

Notes Payable and Federal Home Loan Bank Advances. The fair value of notes payable and Federal Home Loan Bank advances are estimated using discounted cash flow analysis based on the Company's current incremental borrowing rates for similar types of borrowings.

Other Borrowings. The carrying amount of other borrowings, which consist of repurchase agreements, approximates fair value.

Off-Balance Sheet Instruments. Fair values for off-balance sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.

Comprehensive Income. The Company has no items of other comprehensive income therefore net earnings and comprehensive income are the same.

Recent Pronouncements. In September 2006, Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. This statement is effective for the Company as of January 1, 2008. Management is in the process of evaluating the impact of SFAS 157 and does not anticipate it will have any effect on the Company's consolidated financial condition or results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 provides the Company with an option to report selected financial assets and liabilities at fair value. This statement is effective for the Company as of January 1, 2008. Management is in the process of evaluating the impact of SFAS 159 and does not anticipate it will have any effect on the Company's consolidated financial condition or results of operations.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”). SFAS 141(R) is effective for fiscal years beginning after December 15, 2008 and early implementation is not permitted. SFAS 141(R) requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. Acquisition related costs including finder's fees, advisory, legal, accounting valuation and other professional and consulting fees are required to be expensed as incurred. Management is in the process of evaluating the impact of SFAS 141(R) and does not anticipate it will have any current effect on the Company’s consolidated financial condition or results of operations.

(continued)

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(2)	Securities Held to Maturity

Securities held to maturity have been classified according to management’s intent. The carrying amount of securities held to maturity and their approximate fair values are summarized as follows (in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

At December 31, 2007:
U.S. Treasury securities	$492	8	—	500
U.S. Government Agency securities	5,992	31	(6)	6,017
Municipal obligations	259	4	—	263

	$6,743	43	(6)	6,780

At December 31, 2006:
U.S. Treasury securities	502	—	(7)	495
U.S. Government Agency securities	11,348	1	(56)	11,293
Municipal obligations	259	5	—	264

	$12,109	6	(63)	12,052

The scheduled maturities of securities held to maturity at December 31, 2007 were as follows (in thousands):

	Amortized Cost	Fair Value

Due after one year through five years	$6,484	6,517
Due after five years through ten years	259	263

	$6,743	6,780

Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Securities held to maturity with a carrying value of approximately $2,757,000 and $3,907,000 are pledged as collateral for repurchase agreements and other deposits for purposes required by law at December 31, 2007 and 2006, respectively.

There were no sales of securities during 2007, 2006 or 2005.

(continued)

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(2)	Securities Held to Maturity, Continued

Securities with gross unrealized losses at December 31, 2007, aggregated by investment category and length of time that individual securities have been in a continuous loss position, is as follows (in thousands):

	Less Than Twelve Months

	Gross Unrealized Losses	Fair Value

U.S. Government Agency security	$(6)	1,000

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

The unrealized loss on one investment security held to maturity was caused by market conditions. It is expected that the security would not be settled at a price less than the par value of the investment. Because the decline in fair value is attributable to market conditions and not credit quality, and because the Company has the ability and intent to hold this investment until a market price recovery or maturity, this investment is not considered other-than-temporarily impaired.

(3)	Loans

The components of loans are summarized as follows (in thousands):

	At December 31,

	2007	2006

Commercial real estate	$95,787	97,692
Residential real estate	32,987	23,057
Commercial	36,368	39,582
Consumer and other	933	1,278

	166,075	161,609
Deduct:
Deferred loan fees, net	(155)	(280)
Allowance for loan losses	(3,147)	(2,065)

Loans, net	$162,773	159,264

(continued)

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

An analysis of the change in the allowance for loan losses follows (in thousands):

	Year Ended December 31,

	2007	2006	2005

Beginning balance	$2,065	1,830	1,634
Provision for loan losses	1,077	492	210
Loans charged-off	(7)	(258)	(17)
Recoveries	12	1	3

	$3,147	2,065	1,830

The following summarizes the amount of impaired loans, all of which are collateral dependent (in thousands):

	At December 31,

	2007	2006	2005

Loans identified as impaired:
Gross loans with related allowance for losses recorded	$4,819	1,879	—
Less: Allowances on these loans	(1,015)	(250)	—

	$3,804	1,629	—

The average net investment in impaired loans and interest income recognized and received on impaired loans was as follows (in thousands):

	Year Ended December 31,

	2007	2006	2005

Average net investment in impaired loans	$2,044	470	—

Interest income recognized on impaired loans	$129	32	—

Interest income received on impaired loans	$129	32	—

Nonaccrual and past due loans were as follows (in thousands):

	At December 31,

	2007	2006	2005

Nonaccrual loans	$2,996	2,071	1,875

Past ninety days or more, but still accruing interest	$—	—	—

(continued)

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(4)	Premises and Equipment

Components of premises and equipment are summarized as follows (in thousands):

	At December 31,

	2007	2006

Equipment	$1,012	954
Furniture and fixtures	415	397
Leasehold improvements	341	341

Total, at cost	1,768	1,692

Less accumulated depreciation and amortization	(1,344)	(1,179)

Premises and equipment, net	$424	513

The Company leases all of its banking facilities under operating leases. The leases have expiration dates ranging from 2009 through 2012 and contain escalation clauses providing for increased rent based primarily on increases in the average consumer price index or percentages stipulated in the agreements. One of the facilities is leased from a related party of the Company. Rent expense in connection with this lease was approximately $173,000, $173,000 and $166,000 for the years ended December 31, 2007, 2006 and 2005, respectively. Rental expense in connection with all operating leases was approximately $910,000, $880,000 and $849,000 during the years ended December 31, 2007, 2006 and 2005, respectively. Estimated future rentals at December 31, 2007 over the remaining noncancellable lease terms are as follows (in thousands):

Year Ending December 31,	Amount

2008	$920
2009	877
2010	792
2011	548
2012	73

Total	$3,210

(continued)

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(5)	Deposits

The aggregate amount of jumbo time deposits, each with a minimum denomination of $100,000, was approximately $31.1 million and $25.3 million at December 31, 2007 and 2006, respectively.

A schedule of maturities of time deposits at December 31, 2007 follows (in thousands):

Year Ending December 31:	Amount

2008	$19,114
2009	44,871
2010	3,296
2011	1,226
2012	1,358

$69,865

(6)	Other Borrowings

The Company enters into repurchase agreements with customers. Some agreements require the Company to pledge securities as collateral for borrowings under these agreements. At December 31, 2007 and 2006, the outstanding balance of such borrowings totaled approximately $7,164,000 and $14,765,000, respectively and the Company pledged securities with a carrying value of approximately $157,000 and $157,000, respectively as collateral for these agreements.

(7)	Federal Home Loan Bank Advances

The maturities and interest rates on Federal Home Loan Bank (“FHLB”) advances as of December 31, 2007 were as follows (in thousands):

Maturing in Year Ending December 31,	Interest Rate		Amount

2008	4.77%		$6,000
2012	4.60	%(1)	5,000

			$11,000

(1) The Company has the option to convert to a variable interest rate on January 11, 2009.

The collateral agreement with FHLB includes a blanket floating lien requiring the Company to maintain certain first mortgage loans as pledged collateral. At December 31, 2007, these advances were also collateralized by FHLB stock.

(continued)

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(8)	Notes Payable to Related Parties

At December 31, 2007 and 2006, notes payable totaled approximately $3,929,000 and $6,761,000, respectively. At December 31, 2007 and 2006, approximately $2,762,000 and $4,563,000 were due to certain stockholders who are also directors of the Company. The notes are unsecured and interest is payable monthly at 5.50%. The total principal balance at December 31, 2007 is due at various times from January 2008 to December 2008. The proceeds obtained from these notes payable were used by Equitable Equity Lending, Inc. to originate loans.

(9)	Income Taxes

Income taxes consisted of the following (in thousands):

	Current	Deferred	Total

Year Ended December 31, 2007:
Federal	$1,578	(307)	1,271
State	271	(53)	218

Total	$1,849	(360)	1,489

Year Ended December 31, 2006:
Federal	1,638	(130)	1,508
State	281	(22)	259

Total	$1,919	(152)	1,767

Year Ended December 31, 2005:
Federal	1,378	(124)	1,254
State	236	(21)	215

Total	$1,614	(145)	1,469

(continued)

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(9)	Income Taxes, Continued

The effective tax rate was different than the statutory Federal income tax rate. A summary and the reasons for the difference are as follows (dollars in thousands):

	Year Ended December 31,

	2007		2006		2005

	Amount	% of Pretax Earnings	Amount	% of Pretax Earnings	Amount	% of Pretax Earnings

Income taxes at statutory rate	$1,307	34.0%	$1,633	34.0%	$1,304	34.0%
Increase (decrease) resulting from:
State taxes, net of Federal tax benefit	144	3.7	171	3.6	142	3.7
Other, net	38	1.0	(37)	(.8)	23.6

	$1,489	38.7%	$1,767	36.8%	$1,469	38.3%

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets relate to the following (in thousands):

	At December 31,

	2007	2006

Allowance for loan losses	$1,020	615
Deferred loan fees	57	105
Premises and equipment	14	10
Nonaccrual loan interest	16	24
Other, net	6	(1)

Deferred tax assets, net	$1,113	753

(10)	Regulatory Matters

Banking regulations place certain restrictions on dividends paid by the Bank to the Holding Company and loans or advances made by the Bank to the Holding Company.

The Bank is subject to various regulatory capital requirements administered by the banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

(continued)

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(10)	Regulatory Matters, Continued

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and percentages (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2007, that the Bank met all capital adequacy requirements to which they are subject.

As of December 31, 2007, the most recent notification from the regulatory authorities categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage percentages as set forth in the following tables. There are no conditions or events since that notification that management believes have changed the Bank’s category. The Bank’s actual capital amounts and percentages are also presented in the table ($ in thousands).

	Actual		Minimum For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions

	Amount	Percent	Amount	Percent	Amount	Percent

As of December 31, 2007:
Total Capital (to Risk-Weighted Assets)	$24,284	15.81%	$12,287	8.00%	$15,358	10.00%
Tier I Capital (to Risk-Weighted Assets)	22,350	14.55	6,143	4.00	9,215	6.00
Tier I Capital (to Average Assets)	22,350	12.34	7,244	4.00	9,055	5.00

As of December 31, 2006:
Total Capital (to Risk-Weighted Assets)	22,300	14.75	12,094	8.00	15,117	10.00
Tier I Capital (to Risk-Weighted Assets)	20,409	13.50	6,047	4.00	9,070	6.00
Tier I Capital (to Average Assets)	20,409	11.44	7,139	4.00	8,923	5.00

(continued)

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(11)	Related Parties

In the ordinary course of business, the Company has granted loans to and accepted deposits from principal officers and directors and their affiliates. These are summarized as follows (in thousands):

	Year Ended December 31,

	2007	2006	2005

Loans:
Beginning balance	$4,862	3,235	2,496
Principal additions	4,198	3,664	2,817
Principal reductions	(1,051)	(2,037)	(2,078)

Ending balance	$8,009	4,862	3,235

Deposits	$14,301	15,333	525

(12)	Stock Option Plans

The Company had a stock option plan for the benefit of directors, officers and employees (the “1996 Plan”). A total of 80,000 shares of common stock had been reserved for the Plan. The exercise price of the stock options was always greater than or equal to the fair market value of the common stock on the date of grant. The options vested at various terms up to a maximum of three years. All the outstanding options had terms of five to nine years from the date of grant. As of December 31, 2005, this Plan had expired. A summary of the Plan is as follows:

	Number of Options	Weighted- Average Exercise Price

Outstanding at December 31, 2004	68,661	$22.45
Exercised	(21,400)	27.85

Outstanding at December 31, 2005	47,261	20.00
Exercised	(47,261)	20.00

Outstanding at December 31, 2006 and 2007	—	$—

The total intrinsic value of options exercised during the year ended December 31, 2006 was approximately $945,000 and the tax benefit relating to the stock options exercised was approximately $356,000.

(continued)

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(12)	Stock Option Plans, Continued

In December 2005, the Board of Directors adopted a new stock option plan (“2005 Plan”) for the benefit of officers and employees. The Board authorized 200,000 shares of common stock to be reserved for the plan at an exercise price equal to the fair market value of the common stock on the date of grant. The options vest 33% each year over a three year period. The term of the options is 5 years from the date of grant. At December 31, 2007, 147,000 options remain available for grant. A summary of the plan is as follows:

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term

Options granted and outstanding at December 31, 2005	59,600	$40.00
Forfeited	(5,700)	40.00

Options outstanding at December 31, 2006	53,900	40.00
Forfeited	(900)	40.00

Options outstanding at December 31, 2007	53,000	$40.00	3.0 years

Options exercisable at December 31, 2007	35,333	$40.00	3.0 years

(13)	Retirement Plan

The Company participates in a multi-employer 401(k) plan covering all employees who have completed one year of service and attained age twenty-one. The Company’s contributions to the plan are discretionary and based on a percentage of the employees’ contributions. Employees may optionally contribute to the plan via salary deferrals and are limited only by certain provisions of the Internal Revenue Code. The Company made matching contributions totaling approximately $53,000, $44,000 and $38,000 during the years ended December 31, 2007, 2006 and 2005, respectively.

(14)	Financial Instruments

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, unused lines of credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amounts recognized in the consolidated balance sheet. The contract amounts of these instruments reflect the extent of the Company’s involvement in particular classes of financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, unused lines of credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments.

(continued)

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(14)	Financial Instruments, Continued

Commitments to extend credit and unused lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counter party. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. All outstanding letters of credit at December 31, 2007 expire in 2008 and the Company has not recorded a liability for these letters of credit. The Company has collateral securing these agreements or guarantees, which in the event that the Company is required to fund the letters of credit, is not expected to result in any loss to the Company.

The estimated fair values of the Company’s financial instruments were as follows (in thousands):

	At December 31, 2007		At December 31, 2006

	Carrying Amount	Fair Value	Carrying Amount	Fair Value

Financial assets:
Cash and cash equivalents	$5,514	5,514	16,957	16,957
Securities held to maturity	6,743	6,780	12,109	12,052
Loans	162,773	162,151	159,264	158,781
Accrued interest receivable	755	755	904	904
Federal Home Loan Bank stock	824	824	310	310
Federal Reserve Bank stock	216	216	216	216

Financial liabilities:
Deposits	130,605	130,725	144,812	144,876
Other borrowings	7,164	7,164	14,765	14,765
Federal Home Loan Bank advances	11,000	11,198	—	—
Notes payable	3,929	3,929	6,761	6,761
Off-balance sheet financial instruments	—	—	—	—

(continued)

EQUITABLE FINANCIAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(14)	Financial Instruments, Continued

A summary of the amounts of the Company’s financial instruments with off-balance sheet risk at December 31, 2007, follows (in thousands):

Contract Amount

Commitments to extend credit	$3,110

Unused lines of credit	$19,936

Standby letters of credit	$1,553

(15)	Significant Group Concentration of Credit Risk

Most of the Company’s business activity is with customers located within the Broward and Miami-Dade Counties, Florida area. Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economy of those counties in Florida. The loan portfolio is diversified among individuals and types of industries. Loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrowers. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Standby letters of credit were granted primarily to commercial borrowers. The contractual amounts of credit related financial instruments such as commitments to extend credit and standby letters of credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default, and the value of any existing collateral become worthless.

(16)	Acquisition

On October 1, 2007, the Company entered into a merger agreement with 1st United Bancorp, Inc. (“1st United”). The total purchase price is $55.6 million which will be paid in a combination of cash and 1st United common stock. The agreement is subject to shareholder and regulatory approval.